                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-16765 of MK Gold Company on Form S-8 of our report dated February 19, 1997, appearing in this Transition Report on Form 10-K of MK Gold Company for the nine months ended December 31, 1996 ended December 31, 1996.


/s/  Deloitte & Touche LLP
Salt Lake City, Utah
March 26, 1997